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                                                                    Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Inovative Solutions and Support, Incorporated:

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

Philadelphia, Pa,
May 9, 2000